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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2002

21st Century Insurance Group
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-6964	95-1935264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Owensmouth Avenue, , Woodland Hills, CA 91367
(Address of principal executive offices)

Registrant's telephone number, including area code    (818) 704-3700

(Former name or address, if changed since last report)    NONE

Item 5    Other Events

        On January 24, 2002, the Registrant issued the attached News Release announcing the company will take a $50 million first quarter charge related to claims arising out of California Senate Bill 1899.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

21st CENTURY INSURANCE GROUP
Date: January 25, 2002	/s/ MICHAEL J. CASSANEGO Michael J. Cassanego Secretary, Senior Vice President And General Counsel

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FORM 8-K
SIGNATURES